UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2024

SmartStop Self Storage REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55617 (Commission File Number)	46-1722812 (IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On November 25, 2024, in connection with its process for reviewing alternatives in order to provide liquidity to stockholders, the board of directors (“Board”) of SmartStop Self Storage REIT, Inc. (the “Company”) approved: (i) the suspension of the Company’s distribution reinvestment plan (“DRP”), such that distributions for the month of November 2024, payable on or about December 16, 2024, as well as any distributions declared by the Board for any future months, will be paid in cash until such time as our Board may approve the resumption of the DRP, if ever; and (ii) the full suspension of Company’s share redemption program (“SRP”), effective immediately, such that all redemption requests currently in the queue, as well as any future redemption requests received while the SRP is fully suspended, will not be processed. Prior to November 25, 2024, the SRP remained partially suspended, except for repurchases sought in connection with a stockholder’s death, qualifying disability, confinement to a long-term care facility or other exigent circumstances. This Current Report on Form 8-K serves as the 10-day notice for suspension of the DRP.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE REIT, Inc.
Date: November 25, 2024	By:	/s/ James R. Barry
James R. Barry
Chief Financial Officer and Treasurer